Exhibit 99.1

USA Rare Earth Reports its Second Quarter 2025 Financial Results

STILLWATER, Okla. - August 11, 2025 – USA Rare Earth, Inc. (Nasdaq: USAR) (“USAR” or the “Company”) today announced its financial and operational results for the second quarter and six months ended June 30, 2025.
Second Quarter Highlights

•Stillwater, Oklahoma magnet facility on track for 1Q26 commissioning.
•12 MOUs and JDAs signed to date—representing the potential for approximately 300 tons of annual production with customers in Aerospace & Defense, Data Center, and Automotive sectors.
•Successfully extracted gallium and heavy rare earth concentrates from our Round Top deposit.
•Ended quarter with $121.8 million cash and no significant debt
•Current cash balance of $128.1 million as of August 7, 2025
•Expanded team with key talent in engineering, sales, manufacturing, and finance.

Executive Commentary

“We are seeing a surge of customer interest as we prepare to begin production at our Stillwater, Oklahoma magnet facility in early 2026,” said Joshua Ballard, Chief Executive Officer. “With a dozen initial signed agreements and active engagements with over 70 companies across multiple high-growth industries, we have the potential to sell out our first 1,200-ton production line prior to commissioning its full capacity.”

Ballard continued, “We are seizing this pivotal moment in the rare earth mineral and magnet industry to accelerate and strengthen our mine-to-magnet supply chain. With a strong capital position, disciplined growth strategy, and clear vision, we are scaling rapidly—through targeted internal investments and strategic opportunities that expand our capabilities, enhance returns, and solidify our leadership in this quickly evolving global market.”

Financial Highlights

	Quarter-to-Date		Year-to-Date
	Q2’2025	Q2’2024	Q2’2025	Q2’2024
	(In thousands, except for per share amounts)
Loss from operations	$(8,804)	$(3,011)	$(17,522)	$(7,709)
Net loss	(142,713)	(2,819)	(91,031)	(7,491)
Diluted net loss per share	(1.54)	(0.04)	(0.99)	(0.12)
Net cash used in operating activities	(7,909)	(4,044)	(18,238)	(8,277)

Cash			121,791	16,761

Non-GAAP Financial Highlights (1)

	Quarter-to-Date		Year-to-Date
	Q2’2025	Q2’2024	Q2’2025	Q2’2024
	(In thousands, except for per share amounts)
Adjusted net loss	$(7,844)	$(2,826)	$(16,312)	$(7,299)
Adjusted net loss per common share - Diluted	(0.08)	(0.05)	(0.18)	(0.12)

(1)Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.

Forward-looking Statements

Certain matters discussed in this press release and on the conference call (see information below) are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties include statements relating to the Company’s expectations for future development, operations, business strategies and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: risks related to the Company’s 1) development of its magnet production facility and the timing of expected production milestones; 2) competition in the magnet manufacturing industry; 3) ability to grow and manage growth profitably; 4) ability to build or maintain relationships with customers and suppliers; 5) ability to attract and retain management and key employees; 6) supply and demand for rare earth minerals; 7) timing and amount of future production; 8) costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement the Company’s strategic plan; 9) substantial doubt regarding its ability to continue as a going concern for the twelve months following the issuance of our second quarter 2025 Condensed Consolidated Financial Statements; 10) timing of future cash flow provided by operating activities, if any; 11) uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; and 12) transportation risks. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted net loss, and adjusted net loss per common share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company believes these non-GAAP measures of financial results provide useful supplemental information to management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations, and as a supplemental tool for investors to use in evaluating its ongoing operating results and trends and in comparing its financial measures with other companies that present similar non-GAAP financial measures. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business. Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate our business.

Notes to the Financial Results

•Adjusted net loss is a non-GAAP financial measure that the Company defines as net loss attributable to common stockholders which excludes (loss) gain on fair market value of financial instruments.
•Adjusted net loss per common share - Basic and Diluted is a non-GAAP financial measure that the Company defines as net loss attributable to common stockholders which excludes (loss) gain on fair market value of financial instruments, divided by basic and diluted shares outstanding, respectively.

Conference Call to Discuss Financial Results

The Company will hold a conference call on Monday, August 11, 2025, 4:00 PM CT / 5:00 PM ET to discuss its second quarter and six months ended June 30, 2025 results. Please see below for dial-in information.

LIVE CONFERENCE CALL:
Wednesday, August 11, 2025, 4:00 PM CT / 5:00 PM ET
US / Canada Toll-Free: +1 (866) 652-5200
Local / International Toll: +1 (412) 317-6060

CONFERENCE CALL REPLAY:
Available approximately three hours after conclusion of the live call.
Expiration: September 11, 2025
US Toll-Free: +1 (877) 344-7529
Canada Toll-Free: (855) 669-9658
Local / International Toll: +1 (412) 317-0088
Access code: 9281230

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s investor website located at www.usare.com or at https://event.choruscall.com/mediaframe/webcast.html?webcastid=c1UqC8rH.

Disclosure Information

USA Rare Earth uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor USA Rare Earth’s investor relations website in addition to following USA Rare Earth’s press releases, SEC filings, and public conference calls and webcasts.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is developing a rare earth sintered neo magnet (“NdFeB” or “neo”) manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, AI Robotics, medical, and consumer electronics industries, among others. USAR is planning to take a broad approach to the industries it serves with the intention of providing high quality neo magnets to a variety of industries and customers. USAR’s focus on developing domestic rare earth production aligns with national priorities, offering the potential of a sustainable and secure domestic supply of materials critical to key industries.
Contact

Investor Relations
ir@USARE.com

USA Rare Earth, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$121,791	$16,761
Deferred offering costs	—	5,134
Prepaid expenses and other current assets	1,754	378
Total current assets	123,545	22,273
Property, plant and equipment, net	33,031	26,529
Mineral interests	17,125	17,125
Equipment deposits	5,555	3,060
Other non-current assets	445	82
Total assets	$179,701	$69,069

LIABILITIES, MEZZANINE AND STOCKHOLDERS' (DEFICIT) EQUITY
Liabilities
Accounts payable	$2,238	$1,823
Accrued liabilities	5,134	3,071
Deferred grants	8,200	8,200
Earnout liabilities	100,007	—
Warrant liabilities	169,020	—
Finance and operating leases	1,411	23
Other	383	2,008
Total liabilities	286,393	15,125

Mezzanine equity	25,242	19,923

Stockholders' (deficit) equity	(131,934)	34,021

Total liabilities, mezzanine and stockholders’ (deficit) equity	$179,701	$69,069

USA Rare Earth, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Selling, general and administrative	$6,227	$1,286	$13,256	$3,933
Research and development	2,577	1,725	4,266	3,776
Total operating expenses	8,804	3,011	17,522	7,709
Loss from operations	(8,804)	(3,011)	(17,522)	(7,709)

Other income (expense):
(Loss) gain on fair market value of financial instruments	(134,662)	229	(74,362)	230
Interest, net, dividend income, and other expense	753	(37)	853	(12)
Total other income (loss), net	(133,909)	192	(73,509)	218

Net loss	(142,713)	(2,819)	(91,031)	(7,491)
Net loss attributable to non-controlling interest	(207)	(222)	(357)	(422)
Net loss attributable to common stockholders	$(142,506)	$(2,597)	$(90,674)	$(7,069)

Net loss per share:
Basic and diluted	$(1.54)	$(0.04)	$(0.99)	$(0.12)

USA Rare Earth, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(142,713)	$(2,819)	$(91,031)	$(7,491)
Non-cash adjustments	136,949	(396)	78,080	203
Changes in assets and liabilities	(2,145)	(829)	(5,287)	(989)
Net cash used in operating activities	(7,909)	(4,044)	(18,238)	(8,277)

Cash flows from investing activities:
Capital expenditures and equipment deposits	(3,247)	(36)	(6,297)	(1,055)
Net cash used in investing activities	(3,247)	(36)	(6,297)	(1,055)

Cash flows from financing activities:
Proceeds from issuance of preferred stock and warrants	—	—	22,850	—
IPXX contribution of capital through merger	—	—	22,867	—
Prepayment of Forward Purchase Agreements	—	—	(20,789)	—
Proceeds from termination of Forward Purchase Agreements	17,467	—	20,789	—
Issuance costs	—	(167)	(8,281)	(572)
Proceeds from issuance of equity and warrants under PIPE financing, net	70,178	—	70,178	—
Proceeds from exercise of warrants	21,951	—	21,951	—
Net cash provided by (used in) financing activities	109,596	(167)	129,565	(572)

Net change in cash and cash equivalents	$98,440	$(4,247)	$105,030	$(9,904)
Cash and cash equivalents, beginning of period	23,351	7,542	16,761	13,199
Cash and cash equivalents, end of period	$121,791	$3,295	$121,791	$3,295

USA Rare Earth, Inc.
Reconciliation of Non-GAAP Financial Measures(1)
(In thousands, except per share amounts)
(Unaudited)

This press release includes certain non-GAAP financial information because the Company plans and manages its business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to common stockholders	$(142,506)	$(2,597)	$(90,674)	$(7,069)
Reversal of loss (gain) on fair market value of financial instruments	134,662	(229)	74,362	(230)
Adjusted net loss (2)	$(7,844)	$(2,826)	$(16,312)	$(7,299)

Adjusted net loss per common share - basic and diluted (2)	$(0.08)	$(0.05)	$(0.18)	$(0.12)

(1)Amounts may not total due to rounding.
(2)Refer to the section “Use of Non-GAAP Financial Measures” for description of items included in adjustments.